UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2008

AMERICAN BUSINESS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132429	80-012292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

No.194,Guogeli Street, Harbin,
Heilongjiang Province, China 150001
(Address of principal executive offices) (zip code)

86-451-87702255
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2008 (the “Closing Date”), American Business Holdings, Inc., a Delaware corporation (“ABH” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Wealthlink Co., Ltd. (“Wealthlink”), a corporation organized under the laws of the Cayman Islands, and the shareholders of Wealthlink (the “Wealthlink Shareholders”) pursuant to which the Company has agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of Wealthlink from the Wealthlink Shareholders. As consideration for the acquisition of the shares of Wealthlink, the Company has agreed to issue an aggregate of 13,300,000 shares of Common stock, $0.001 par value (the “Common Stock”) to the Wealthlink Shareholders.

Also, on the Closing Date, immediately prior to and as a condition to the completion of the Agreement, the Company entered into a Stock Purchase Agreement with each of Syed Irfan Husain, the Company’s then President and Chief Executive Officer, Syed Idris Husain, a then director of the Company, and Verifica International, Ltd. (collectively, the “Buyers”).  Pursuant to this agreement, the Buyers agreed to buy all issued and outstanding shares of Tissakin Ltd., a Democratic Republic of Congo corporation and a wholly-owned subsidiary of the Company, in consideration of 79,000,000 shares of common stock of the Company owned by the Buyers.

Additionally, on the Closing Date, ABH entered into a Securities Purchase Agreement, Warrant, Registration Rights Agreement and Lock-Up Agreement with three investors (the “Purchasers”) for an aggregate of $2,000,000 (the “Financing”). On the Closing Date, upon the terms and subject to the conditions set forth in the SPA, ABH agreed to sell, and the Purchasers purchased, in the aggregate, up to $2,000,000 in principal amount of ABH’s shares of Common Stock (the “Shares”) and warrants (the “Warrants”), as defined in the SPA. The Warrants have an exercise price of $1.25 and are exercisable at any time through the third anniversary of the initial exercise of the Warrant. Additionally, each Purchaser’s ability to exercise the Warrant is limited to the extent such Purchaser’s beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) would exceed 4.99% of the ABH’s outstanding Common Stock. From the Closing Date and through the twelve-month anniversary of the Closing Date, the Purchaser’s agreed not to sell any Shares or Warrants. The Company is obligated to file a registration statement with respect to the Shares and Warrants within 180 calendar days of the Closing Date.

On the Closing Date, the Company also entered into a Consulting Agreement with Syed Idris Husain (the “Consultant”), pursuant to which the Consultant is to provide the Company with regular and customary consulting advise as is requested by the Company for a period of 6 months from the Closing Date. Consultant shall be paid the sum of $300,000 in consideration of such services to be provided.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

DESCRIPTION OF BUSINESS

NOTE: The discussion contained in this Item 2.01 relates primarily to Wealthlink.  Information relating to the business and results of operations of the Company and all other information relating to the Company has been previously reported in its Annual Report on Form 10-KSB for the year ended December 31, 2007 and prior periodic filings with the SEC and is herein incorporated by reference to those reports.

Corporate History

ABH was incorporated as a Delaware Corporation on September 9, 2004 as a holding vehicle to own and control a textile and plastic packaging company in Central and East Africa. On September 12, 2004, ABH completed a Stock Purchase Agreement and Share Exchange in which it purchased all of the outstanding membership shares in Tissakin Ltd., a Democratic Republic of Congo Corporation, so that Tissakin Ltd. became our wholly owned subsidiary. Through its wholly owned subsidiary, Tissakin Ltd., ABH was a manufacturer of bags for packaging agricultural products in the Democratic Republic of Congo. In connection with the completion of the transactions described under Item 1.01, the Company intends to change its name to Soko Fitness Group, Inc.

Description of Wealthlink

Wealthlink was organized under the laws of the Cayman Islands on March 27, 2007. Wealthlink has 7 subsidiaries, as discussed further in Management’s Discussion and Analysis section below.

Wealthlink started its operation as a single beauty & spa shop at Harbin City, Heilongjiang Province, China. Through 15 years of dedicated efforts, the Company now has grown 5 times in terms of the number of facilities and those facilities have become the distinctive destinations that attract more than 10,000 members every year. These members are enjoying the professional fitness, beauty salon and spa services provided by Wealthlink.

Description of Wealthlink’s Business

Moving forward, we intend to continue Wealthlink’s business of operating distinctive destination centers that offer professional fitness, beauty salon and spa services in China. The Company will provide programs, services and products that will uniquely combine exercise, education and nutrition to help their members lead a healthy way of life and achieve their fitness goals.

We currently maintain more than 10,000 memberships within our 6 facilities located in the northeast region of China.

To continue to support a strong member base, the Company employs the following key characteristics to provide its members with a high quality product: fully functioning, high quality centers, a breadth of courses and services, and a strong focus on membership benefits and member experience.

Overview

We currently operate 6 facilities under the following brands for use by our members:

Product Categories

We offer the following services, programs and products to our members at our facilities located in northeast China.

Professional Fitness

•	Cardiovascular, resistance and free-weight equipment;
•	Professional training;
•	Group Training;
•	Comprehensive Fitness Testing;
•	Educational Demonstrations;
•	Nutrition Coaching;
•	Weight Loss Programs;
•	Remix;
•	Fight-do;
•	Body-Balance

Beauty Salon

•	Hair, Nail and Skin Care;
•	Body Re-shaping;
•	Whirlpool, Sauna and Steam Room

Lifestyle and Spa

•	Yoga;
•	Swimming Pool;
•	Therapeutic Massage;
•	Body Massage;

We provide programs, services, and products uniquely combined with exercise, education, and nutrition to help lead our members into living a rich lifestyle as well as achieve their fitness and beauty goals.

We generally open our facilities to members 12 hours a day, 7 days a week.  Currently, we are averaging 19,800 visits per month at our SOKO International Fitness Center and 9,000 visits per month at our four Queen’s Beauty SPAs and SOKO Beauty & SPA.

We typically experience the highest level of member activity at our fitness facility and beauty salon & SPA facilities during the hours of 11:00 a.m. – 01:00 p.m. and 05:00 p.m. – 07:00 p.m. Currently, we are running at the maximum capacity at each one of our facilities.  We believe additional facilities are needed to optimize the usage of our facilities, to maximize the satisfaction of our members, and to avoid inadequate space issues, such as lack of equipment, professional trainers, SPA & beauty professionals, etc.

Key Characteristics

We maintain the following distinctive key characteristics, to distinguish ourselves from our competition: We are one of the few operating providers in China that can effectively and successfully integrate the fitness and salon & Spa services together. Also, we are one of the few operating providers in China that only focuses on mid- to upper-tier consumer groups. We have an experienced management team and sophisticated management systems that will allow us to significantly expand our business. Finally, we put the membership benefit & member experience before membership affordability

We have set our focus on serving mid- to upper-tier consumers as well as corporations, who are willing to compensate their employees with memberships in our facilities as extra benefits.  The following charts describe the membership segmentation by our customers’ background and types of membership account as its end of fiscal year 2006:

Marketing Strategy

Through our 316 full time sales professionals, we strategically target the following individual customer groups to differentiate ourselves from our competitors:

•	Management level group from various enterprises (this group has the highest demands on their lifestyle and tastes as well as the awareness of their appearances and health conditions);
•
White-collar workers from various enterprises (this group tends to be the most active group of the population in pursuit of the newest trends in fashion & sport activities. This group is also believed to have high quality lifestyles and is considered one of the strongest consumption power groups)

•	Government workers (this group tends to contain the more senior portion of the population which has comparatively higher demands on their conditions)
•	Foreigners (this group is the mature-stage-consumer group that usually has higher incentives to join the beauty salon & SPA and fitness center)

We not only engage in the traditional marketing tools to advertise in the market space, but also develop mutually beneficial platforms through our institutional customers to further enhance our marketing strategy:

•
Direct Telemarketing: by having access to the contact information of wealthy individuals and households, SOKO believes direct telemarketing is one of most effective marketing to reach its desired target customers. Our selected partner for this is China Mobile Ltd.

•
Event Sponsorship: by engaging the major event sponsorships with other reputable institutes, we have further increased our market awareness and exposure within the wealthy individual and household communities. Our selected partner for this is Hiersun Diamond Group

•
Joint Sales: we jointly sell our memberships with third party institutes to efficiently utilize the marketing effects of other brands and achieve mutual benefits by all parties. Some of our selected partners include China Everbright Bank, Shanghai Pudong Development Bank, China Southern Airline, Songlei Commercial Group

•	Traditional Media: SOKO also reaches its target customers through traditional media channels such as TV ads, Magazine, Radio and Newspaper.

Competition

China’s health and fitness market is highly segmented and is still at its infant stage. No market leader has emerged in China unlike most of the mature markets in the West or other industrially-advanced countries. Currently, no single company in China counts more than 3% of total market share. Followed by the change of consumer taste – health & fitness is no longer a “hobby”, consumer focus of the health & fitness market has shifted to quality & professionalism of service instead of pricing in the past.

According the industry study by the International Health Racquet & Sports club Association (the “IHRSA”) , the Competition that SOKO was Facing in 2006:

Government Regulation

Physical Exercise:

According to “PRC Law on Physical Culture and Sport”, the administrative department for physical culture and sports under the State Council shall be in charge of the operation of physical culture and sports throughout China. Other relevant departments under Chinese State Council shall administer the operation of physical culture and sports within their respective functions and powers.

China practices a skill-grading system for social sports instructors, who shall guide social sports activities

The social sports instructors are classified into 4 categories, Class III, Class II, Class I and State Level. Each Class of the instructors must be trained accordingly. State Level instructor who must have minimum 5 years relevant experience is the top level.

According to “Heilongjiang Provincial Administration Regulation in respect of Physical Exercise Related Business”, the physical exercise related business shall be qualified with following conditions: (a). proper facilities and buildings in satisfactory with the necessary requirement of business operation, security, fire protection, environmental protection and hygiene; (b). necessary registered capital; (c). the exercising facilities and instruments in compliance with the national standard stipulated by competent institution; (d). the trained social sports instructors or other staffs with proper qualification for physical exercising guidance.

Beauty Industry

According to “Interim Measures for the Administration of Beauty Treatment and Hairdressing Industry” (the “Beauty Order”) issued by Ministry of Commerce, The Ministry of Commerce shall be in charge of the work of national beauty treatment and hairdressing industry.

Pursuant to the Beauty Order, The business operators undertaking business activities of beauty treatment and hairdressing shall meet the following basic conditions: (1). having capacity for bearing civil liabilities; (2). having a fixed business place; (3). having establishment and facilities accommodated to the service items they manage; and (4). having professional technicians who have obtained the corresponding qualification certificates

The beauticians, hairdressers and other professional technicians who undertake beauty treatment and hairdressing services shall obtain the qualification certificate issued by the relevant governmental department of China.

The business operator of beauty treatment and hairdressing shall place the business place its business license, hygienic license, service items and charging standards in its business premises for public viewing.

The business premises for beauty treatment and hairdressing shall comply with the relevant sanitation provisions and standards and have the corresponding sanitary and sterilizing facilities and measures. The practitioner shall be subject to the physical check-up of the administrative department of public health and can take up an occupation with health certificate.

Employees

As of March 31, 2008, we employed 420 employees. Wealthlink has not experienced any work stoppages and it considers relations with its employees to be good.

Legal Proceedings

From time to time, Wealthlink may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. Wealthlink is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Property

Wealthlink currently operates out of leased property located at:

(1)	Harbin Daoli Queen Demonstration Beauty Parlor
No.24, Xishidao Street, Daoli District, Harbin City, China;
(2)	Harbin Queen Beauty Demonstration Center
No.107, Jinyang Street, Daowai District, Harbin City, China;
(3)	Harbin Queen Beauty Demonstration Center Kunlun Branch
No. 44, Tianshun Street, Nangang District, Harbin City, China;
(4)	Harbin Queen Beauty Demonstration Center Branch
No. 108, Jiejing Street, Nangang District, Harbin City, China;
(5)	Harbin Huang Emperor & Golden Gym Club
No. 7, Yushan Road, Nangang District, Harbin City, China;
(6)	Harbin Mege Union Beauty Management Ltd. Legend
No. 389 Hanshui Road, Nangang District, Harbin City, China;

The Company also owns property, currently used by the Beauty School, located at Guogeli Street, Nangang District, Harbin City, China.

RISK FACTORS

Risks Related to Our Business and Industry

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our development activities and development of commercial operations have been and will continue to be significant. We will require additional funds to continue development of our facilities and products, to obtain intellectual property protection relating to our operations, when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

We face competition from other health and fitness facilities and service-providers.

We face formidable competition in every aspect of our business, and particularly from other health and fitness providers seeking to attain clientele. Currently, we consider our primary competitors to be Hosa Sports, Weider-Tera, Impulse, and Powerhouse.  They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in development and competing more aggressively for marketing and advertisers. They may also have a greater ability to attract and retain clientele than we do. If our competitors are successful in providing similar or better facilities, services and products, we could experience a significant decline in clientele or members. Any such decline could negatively affect our revenues.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations. Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in Risk Factors, and the following factors may affect our operating results:

•	Our ability to continue to attract clientele to our health, fitness and spa facilities.
•	Our ability to monetize (or generate revenue from) our members and clientele for the products and services we offer.
•	Our ability to attract advertisers to our programs.
•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure.
•	Our focus on long-term goals over short-term results.
•	The results of our investments in risky projects.
•	Our ability to keep our facilities operational at a reasonable cost.
•	Our ability to achieve revenue goals for partners to whom we guarantee minimum payments or pay distribution fees.
•	Our ability to generate revenue from services in which we have invested considerable time and resources.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results. In addition, advertising spending has historically been cyclical in nature, reflecting overall economic conditions as well as budgeting and buying patterns. For example, health, fitness and spa services tend to be seasonal.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make our members and clientele in the health and fitness community enjoy a more satisfying and enjoyable experience. Our competitors are constantly developing new facilities, products and services. As a result, we must continue to invest significant resources in research and development in order to enhance our facilities and our existing products and services and introduce new products and services that people can enjoy and use. If we are unable to provide quality products and services, then our clients and members may become dissatisfied and move to a competitor’s products and services. Our operating results would also suffer if our innovations are not responsive to the needs of our clients and members.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and continue to experience, rapid growth in our operations, which has placed, and will continue to place, significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals, including trainers and managers. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new personal fitness trainers, skilled members of the health and fitness community, and to retain and motivate our existing contractors.

Risks Related to Ownership of our Common Stock

The trading price for our common stock has been and may continue to be volatile
The market price of our common shares has experienced fluctuations and may continue to fluctuate significantly. The market price of our common shares may be adversely affected by various factors, including the emergence of new competitors, quarterly variations in revenue and results of operations, speculation in the press or analyst community and general market conditions or market conditions specific to particular industries, including certain health-related products.

There is a limited market for our common stock which may make it difficult for you to sell your stock.
Our common stock trades on the OTCBB under the symbol “AMHG.” There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

AMHG’s shares are subject to the U.S. “Penny Stock” Rules  and  investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. "Penny Stock" rules, which may make the stock more difficult to trade on the open market. Our common shares currently trade on the OTCBB. A "penny stock" is generally defined by regulations of the U.S. Securities and Exchange Commission ("SEC") as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)           the equity security is listed on NASDAQ or a national securities exchange;

(ii)          the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii)         the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in AMHG’s common stock is currently subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers' ability to trade, and a purchaser's ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

For more information about penny stocks, contact the Office of Filings, Information and Consumer Services of the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or by telephone at (202) 272-7440.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

WEALTHLINK, INC. PLAN OF OPERATIONS

Wealthlink was organized under the laws of the Cayman Islands on March 27, 2007. Wealthlink has 7 subsidiaries:

Through 15 years of dedicated efforts, the Company now has grown 5 times in terms of the number of facilities and those facilities have become the distinctive destinations that attract more than 10,000 members every. These members are enjoying the professional fitness, beauty salon and spa services provided by Wealthlink.

We are currently focusing on generating revenue by building on our three product categories: Professional Fitness, Beauty Salon, and Lifestyle and Spa. Our aim is to provide programs, services, and products uniquely combined with exercise, education, and nutrition to help lead our members into living a rich lifestyle as well as achieve their fitness and beauty goals.

We are now ready to take ourselves to the next level in the future with following models:

I.
Direct-own-model Expansion: with existing experiences and successful business model, we have started the physical expansion program through construction of new facilities or re-modification of existing facilities

II.
Franchise-model Expansion: we are planning to roll out our franchising model to expand at a higher speed. Through a sophisticated network with many owners of well-established & well-positioned beauty salons & Spas, and fitness centers, we will initially promote franchising within the network because we believe those businesses are already well reached or even above the qualifications required by us in terms of franchising standards. The existing salons, Spas and fitness centers, which require the minimum re-modifications on physical facilities and minimum re-staff, will be prioritized as first wave of franchising facilities.

III.
Business-model Expansion: besides having our pursue of physical expansion under similar business model, we also found other business models highly attractive. Due to high speed of expansions to metropolitan areas and real estate developments to suburban areas, a huge potential demand of complimentary beauty salon, Spas and fitness centers attached to mid- and high-end residential communities is raising.  We have foreseen this opportunity as a key to further open mid- and high-end consumer market which will potentially bring us into another stage of high-speed growth.

IV.
Technology Expansion: we also aim to develop our technology aspects of operation in order to stay on the top of competitions and trends. A full functioned website will be developed to integrate many value-added services, including professional online consulting, service plan online DIY, etc.

RESULTS OF OPERATIONS

This discussion should be read in conjunction with our financial statements included elsewhere in this report.

For the fiscal year ended May 31, 2007 and 2006

Revenues:

Revenues for the year ended May 31, 2007 increased by $1,657,091 or 29% to $7,393,572 as compared to $5,736,481 for the year ended May 31, 2006. The 29% sales growth were driven by increased sales from our existing customers and the Company’s continued efforts to add more new customers.

Gross Profit:

The Company achieved a gross profit of $5,658,196 for the year ended May 31, 2007, compared to $3,721,572 for the Previous Year, representing a 52% year to year growth or $1,936,624 increase. The overall gross profit margin, as a percentage of revenue, was 77%  for the year ended May 31, 2007, compared to 65% for the previous year. The increase of gross profit margin was driven by sales growth from our higher margin products and services.

Operating Expenses:

Selling, General and Administrative expenses increased by $1,103,037 to $2,694,681 for the year ended May 31, 2007 from $1,591,644 for the Previous Year. This increase in selling and general and administrative expenses by 69% was mainly attributable to the increase in our employees’ salaries & benefits, sales commission fees and rental expenses. The administrative employees’ salaries and benefits increased by $443,770 to $830,737 for the year ended May 31, 2007 from $386,967 for the Previous Year. The sales commission fees increased by $381,969 to $742,460 for the year ended May 31, 2007 from $360,491for  the Previous Year. The rental expenses increased by $101,733 to $234,890 from $133,157 for the previous year. The overall increase in our operating expenses was in proportion to our increase in sales.

Net Income (Loss):

Net Income for the year ended May 31, 2007 increased by $ 888,276 to $3,019,560 as compared to $2,131,284 for the previous year. The year on year net income increased by 42% as a result of the increased availability of our products and services to a wider general market.

LIQUIDITY AND CAPITAL RESOURCES

Operations

Cash provided by operating activities totaled $1,523,868 for the year ended May 31, 2007 as compared to $2,226,247 for the previous year. Decrease in our cash provided by operations is due to our increased advances to suppliers, which accounted for $803,128 of cash used in operating activities, compared with $4,276 of cash provided for the same period of the previous year. As we saw the increased demand for our products  and services, we paid more to suppliers to secure the supplies and prepare for opening of new venues.

Investments

We invested $ 3,744,281 in fixed assets and construction in process for the year ended May 31, 2007 as compared to $1,063,544 for the previous year. The investments are a part of our development plan which includes the leasehold improvement of our existing stores and opening of  new venues.

Financing

We did not have any financing activities for both years ended May 31, 2007 and 2006.

OFF-BALANCE SHEET ARRANGEMENTS:

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

CRITICAL ACCOUNTING POLICIES

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed. The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate.

Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include unused purchases and supplies for providing the beauty treatment.

Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Building & buildings improvement	Over shorter of lease term or 15 years
Machinery and equipment	5 years
Computer, office equipment and furniture	5 years
Automobiles	5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized when the services are provided and the contracts are performed.

Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Income taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Earnings per share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Foreign currency translation

The Company’s functional currency is Chinese Renminbi (“RMB”) but uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The Company and its VIE maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Company translates its and its VIE’s assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s and its VIE’s financial statements are recorded as accumulated other comprehensive income.

Effect of Recently Issued Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (FAS) No. 155, Accounting for Certain Hybrid Financial Instruments.  FAS No. 155 replaces FAS No. 133 Accounting for Derivative Instruments and Hedging Activities, and FAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  FAS No. 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This statement will be effective for all financial instruments acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. We do not expect  the adoption of this new standard to have impact on our financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company’s balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006. We do not expect the adoption of SAB 108 to have a material impact on our consolidated results of operations and financial condition.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. This standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 12, 2007, and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating whether the adoption of SFAS157 will have a material effect on our consolidated results of operations and financial condition.

 In February 2007, the Financial Accounting Standards Board (‘‘FASB’’) issued Statement of Financial Accounting Standards (‘‘SFAS’’) No. 159, The Fair Value Option for Financial Assets and Financials Liabilities — Including an Amendment of FASB Statement No. 115. This standard permits measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective as of the beginning of the fiscal year that begins after November 15, 2007. The Company is currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on the Company’s financial statements.

Income Taxes

Wealthlink is a tax exempted company incorporated in the Cayman Islands and conducts all of its business through its subsidiary, Mege Union, and Variable Entity Interest (“VIE”), Queen Group.

Queens Group consists of five individual-owned sole proprietorships, which are generally exempt from paying corporate level income taxes, and one limited liability company, which is subject to a statutory rate of 27% on its taxable income. For the sole proprietorship, a general business sales tax is levied on all sole proprietorships at a monthly fixed rate of 5% with a pre-determined taxable income limit varying from store to store.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages and positions of our current directors and executive officers as well as our officer and director nominees following the acquisition of Wealthlink, Inc.:

Name	Age	Offices Held

Tong Liu	41	Chief Executive Officer, Chairman of the Board
Xia Yu	38	Chief Financial Officer
Yang Chen	31	Independent Director
Su Zhang	37	Independent Director
Gideon Efim Kory	48	Independent Director

Newly appointed Directors and Executive Officers

Tong Liu currently serves as our Chief Executive Officer and Chairman of the Board of Directors. Mr. Liu has been serving as the Director of Wealthlink since October 2007. Mr. Liu is the key founder of all our subsidiaries in China and is in charge of overall matters of such subsidiaries. Mr. Liu serves as Chief Executive Officer since August 1993. Mr. Liu’s experience includes management and development of professional fitness, beauty saloon and lifestyle and spa businesses. Mr. Liu graduated from Harbin Vocational University in 1991.

Xia Yu currently serves as our Chief Financial Officer and Director. Ms Yu has been serving as Chief Financial Officer of Wealthlink since October 2007. Ms Yu is in charge of implementation of financial policy of our subsidiaries in China and is dedicated her expertise to in cost cutting. From January 2005 through June 2007, Ms Yu served as Chief Financial Officer of Harbin Queen Beauty Demonstration Center. From July 2004 through December 2004, Ms Yu served as Deputy General Manager of Gaoyang  Advertisement Co., Ltd. From March 2003 until June 2004, Ms Yu served as Deputy General Manager of Shiyite Trading Co., Ltd. Ms Yu received an MBA from, School of Management, Harbin Industry University.

Yang Chen currently serves as our Independent Director. Mr. Chen is an attorney in northeast China. His expertise includes legal services to business transaction and commercial litigation. From January 2008 until present, Mr. Chen serves as a partner in Heilongjiang Guomaihuitong LLP. From May 2002 until December 2007, Mr. Chen was a partner of the Heilongjiang Branch of Guangsheng & Partners Law Firm. Mr. Chen has majored in economic law and received an L.L.B. degree from Heilongjiang University law school. Mr. Chen has studied accounting through correspondence courses at Harbin Industry College and received a bachelor’s degree in management.
b

Su Zhang currently serves as our independent director. From June 2006 until present, Mr. Zhang served as the Managing Director of Investments at Hua-Mei 21st Century LLC. From December 2005 until May 2006, Mr. Zhang served as the Chief Operating Officer of TengTu International Ltd. From March 2004 to November 2005, Mr. Zhang served as the General Manager of WeiZiXian Tech Ltd.  From October 2003 through February 2004, Mr. Zhang served as the Assistant President of Joyo.com. From September 2002 through September 2003, Mr. Zhang worked for Legend Capital. Mr. Zhang received an MBA from Guanghua School of Management, Peking University in 2002.

Gideon Efim Kory currently serves as our independent director. From May 2005 until present, Mr. Kory serves as an investment banker at Pacific Summit Securities in California. From January 2003 through May 2005, Mr. Kory served as Senior Analyst, Investment Banker at Roth Capital Partners. Mr. Kory received his CFA designation in 2000. Prior to that, Mr. Kory attended the Technion Israel Institute of Technology in Israel where he received his BSEE Diploma in 1982.

Executive Compensation

American Business Holdings, Inc.

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

Outstanding Equity Awards at Fiscal Year-End. There were no individual grants of stock options to purchase our common stock made to our executive officers during the fiscal years ended December 31, 2007, 2006 and 2005.

None of our directors have received monetary compensation since our incorporation to the date of this current report. We currently do not pay any compensation to our Board of Directors.

Outstanding Equity Awards at Fiscal Year-End. There were no individual grants of stock options to purchase our common stock made to our executive officers during the fiscal years ended December 31, 2007, 2006 or 2005.

Employment Agreements. We do not have any employment agreements in place with our officers and directors.

Wealthlink Co., Ltd.

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

Equity Compensation Plans

None.

Compensation of Directors

We do not compensate our directors for their time spent on our behalf, but they are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at our Board of Directors meetings.

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees, other than pension and retirement arrangements of our Chinese subsidiaries in accordance with the requirements under Chinese law. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

Employment Agreements

We do not have any written employment agreements, except those entered into between our subsidiaries in China and all employees in China.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our two subsidiaries rented their premises from Mr. Tong Liu who is our newly appointed Chairman and CEO. Each of the Issuer and Chairman covenant and agree with Purchasers that the stores listed in following owned by Chairman shall be leased to the Issuer pursuant to binding written lease agreements containing terms no less favorable to the Issuer than the Issuer could have negotiated in an arm’s length transaction with a motivated landlord, including substantially the following terms:

(i) Harbin Daoli Queen Demonstration Beauty Parlor: 5 years from January 1, 2008 through December 31, 2012, for $47,300 per year, prepaid for 1 year plus an option for additional 5 years at no more than $55,000 per year.

(ii)  Harbin Queen Beauty Demonstration Center: 5 years from January 1, 2008 through December 31, 2012 for $20,300 per year, prepaid for 1 year plus an option for additional 5 years at no more than $24,000 per year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENTAND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of April 15, 2008, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of April 15, 2008, there were 17,000,000 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name of Shareholder(s)	Amount of Beneficial Ownership	Percent of Class (1)
Tong Liu	8,960,000	52.7%
Xia Yu	40,000	*
Yang Chen	-0-	n/a
Su Zhang	-0-	n/a
Gideon Efim Kory	-0-	n/a
Hua-Mei 21st Century Partners L.P.	1,400,000	8.2%
Guerilla Partners L.P.	400,000	2.35%

All Directors and Executive Officers as a Group (five persons)	9,000,000	52.9%

*Represents less than 1% beneficial ownership.
(1) Percent of Ownership is calculated in accordance with the Securities and Exchange Commission’s Rule 13(d) – 13(d)(1)

DESCRIPTION OF SECURITIES

Our authorized capital consists of 500,000,000 shares of common stock with a par value of $0.001, and 10,000,000 shares of preferred stock with a par value of $0.001. At the close of business on April 15, 2008, the Company had 17,000,000 shares of Common Stock issued and outstanding.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our common stock.

Our shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company's common stock and may affect the ability of shareholders to sell their shares.

As of April 15, 2008, there were approximately twenty (20) holders of record of our common stock.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of its business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

All securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder, as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend.  In addition, all recipients were provided with sufficient access to Company information.

Item 4.01 Changes in Registrant's Certifying Accountant.

See Item 2.01.

Item 5.01 Changes in Control of Registrant.

See Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.06 Change in Shell Company Status.

See Item 2.01

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Report of Independent Registered Public Accounting Firm

Wealthlink (f/k/a Harbin Mege Union Beauty Management Ltd.) Balance Sheet as of May 31, 2006 and May 31, 2007

Wealthlink (f/k/a Harbin Mege Union Beauty Management Ltd.) Statement of Operations

Wealthlink (f/k/a Harbin Mege Union Beauty Management Ltd.) Statement of Stockholders' Equity

Wealthlink (f/k/a Harbin Mege Union Beauty Management Ltd.) Statement of Cash Flows

Wealthlink (f/k/a Harbin Mege Union Beauty Management Ltd.) Notes to Financial Statements

(b) Pro forma financial information.

American Business Holdings, Inc. Pro forma Consolidated Financial Statements

Pro forma Consolidated Balance Sheet

Pro forma Consolidated Statements of Operations

Notes to Pro forma Consolidated Financial Statements

(c) Exhibits

Exhibit Number	Description
10.1	Form of Share Exchange Agreement dated April 11, 2008 by and among American Business Holdings, Inc., Wealthlink Co., Ltd. and each of the shareholders of Wealthlink Co., Ltd.
10.2	Form of Securities Purchase Agreement dated April 11, 2008 among American Business Holdings, Inc., Tong Liu, and the persons listed on the signature pages thereto.
10.3	Form of Registration Rights Agreement dated April 11, 2008 between American Business Holdings, Inc. and the several purchasers signatory thereto.
10.4	Form of Lock-up Agreement dated April 11, 2008 between American Business Holdings, Inc. and the stockholder signatory thereto.
10.5	Form of Warrant issued by American Business Holdings, Inc..
10.6	Form of Escrow Agreement dated April 11, 2008 between American Business Holdings, Inc., certain officers of the company, and Crone Rozynko, LLP.
10.7	Consulting Agreement dated April 11, 2008 between Syed Idris Husain and American Business Holdings, Inc.
10.8	Stock Purchase Agreement dated April 11, 2008 between American Business Holdings, Inc. and each of Syed Irfan Husain, Syed Idris Husain and Verifica International, Ltd.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BUSINESS HOLDINGS, INC.

Date: April 17, 2008	BBy:	/s/ Tong Liu
Name: Tong Liu
Title: Chief Executive Officer

WEALTHLINK (CAYMAN) CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 29, 2008

(UNAUDITED)

AND

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MAY 31, 2007 AND 2006

WEALTHLINK (CAYMAN) CO., LTD.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIALS FOR WEALTHLINK (CAYMAN) CO., LTD.

Consolidated Balance Sheet as of February 29, 2008 (Unaudited)	F-1

Consolidated Statements of Income and Other Comprehensive Income for the Nine Months Ended February 29, 2008 and February 28, 2007 (Unaudited)	F-2

Consolidated Statements of Changes in Stockholder’s Equity for the Nine Months Ended February 29, 2008 and February 28, 2007 (Unaudited)	F-3

Consolidated Statements of Cash Flows for the Nine Months Ended February 29, 2008 and February 28, 2007 (Unaudited)	F-4

Notes to Consolidated Financial Statements (Unaudited)	F-5 – F-14

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIALS

Introduction To Unaudited Pro Forma Condensed Consolidated Financial Statements	F-30

Unaudited Pro Forma Condensed Consolidated Balance Sheet	F-31

Unaudited Pro Forma Condensed Consolidated Statement of Operations	F-32

Notes to Pro Forma's	F-33

i

WEALTHLINK (CAYMAN) CO., LTD.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In USD)

February 29, 2008

ASSETS
Current assets:
Cash & cash equivalents	$1,763,218
Accounts receivable	706,878
Inventories	1,961,905
Advances to suppliers	1,176,078
Employee advances	222,379
Prepaid expense	256,744
Total Current Assets	6,087,202

Property, plant and equipment, net	9,097,413

Other Assets
Deposit to suppliers	703,087

Total Assets	$15,887,702

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Account payable	$5,820
Unearned revenue	381,299
Taxes payable	168,394
Accrued expenses and other payables	18,688
Short term loan	1,968,642
Total Current Liabilities	2,542,844

Stockholder's Equity
Common stock, $1 par value, 50,000 shares authorized,
10,000 share issued and outstanding	10,000
Additional paid-in-capital	1,143,579
Accumulated other comprehensive income	1,244,958
Retained earnings	10,946,321
Total Stockholder's Equity	13,344,858

Total Liabilities and Stockholder's Equity	$15,887,702

The accompany notes are an integral part of these consolidated financial statements.

WEALTHLINK (CAYMAN) CO., LTD.
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(Unaudited, in USD)

	Nine months ended		Three months ended
	February 29, 2008	February 28, 2007	February 29, 2008	February 28, 2007

Net Sales	$9,048,287	$5,266,579	$3,593,350	$1,395,463

Cost of Sales	(2,829,998)	(1,067,578)	(1,114,601)	(419,823)

Gross Profit	6,218,289	4,199,001	2,478,748	975,640

Operating Expenses
Selling, general and administrative	(2,752,181)	(2,178,550)	(1,044,071)	(615,310)
Income (loss) from Operations	3,466,108	2,020,451	1,434,677	360,330

Other Revenues and Gains
Other operating income	4,455	2,801	4,171	916
Non-operating income	2,175	31,659	33	15,779
Non-operating expense	(376)	(2,225)	(4)	(14)
Total other income and (expense)	6,254	32,236	4,199	16,680

Income Before Income Taxes	3,472,362	2,052,686	1,438,876	377,011

Provision for Income Taxes	(7,675)	(588)	(4,915)	(168)

Net Income	$3,464,687	$2,052,098	$1,433,961	$376,842

Other Comprehensive Income
Foreign Currency translation adjustment	836,822	211,064	480,777	74,652

Comprehensive Income	$4,301,509	$2,263,162	$1,914,738	$451,494

Basic and diluted income per common share	$346	$205	$143	$38

Weighted average number of common shares	10,000	10,000	10,000	10,000

The accompany notes are an integral part of these consolidated financial statements.

WEALTHLINK (CAYMAN) CO., LTD. AND SUBSIDIARY
WEALTHLINK (CAYMAN) CO., LTD.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
AND COMPREHENSIVE INCOME
(Unaudited, in USD)

	Common Stock		Additional	Accumulated Other		Total
	par value $1		Paid-in	Comprehensive	Retained	Shareholders'
	Shares	Amount	Capital	Income	Earnings	Equity

Balance at May 31, 2007	10,000	$10,000	$143,579	$408,136	$7,481,634	$8,043,349

Paid in capital			1,000,000			1,000,000

Net income					3,464,687	3,464,687

Other Comprehensive income, net of tax				836,822		836,822
Foreign currency translation adjustment

Balance at February 29, 2008	10,000	$10,000	$1,143,579	$1,244,958	$10,946,321	$13,344,858

	Common Stock		Additional	Accumulated Other		Total
	par value $1		Paid-in	Comprehensive	Retained	Shareholders'
	Shares	Amount	Capital	Income	Earnings	Equity

Balance at May 31, 2006	10,000	$10,000	$143,579	$103,140	$4,462,073	$4,718,792

Net income					2,052,098	2,052,098

Other Comprehensive income, net of tax				211,064		211,064
Foreign currency translation adjustment

Balance at February 28, 2007	10,000	$10,000	$143,579	$314,204	$6,514,172	$6,981,955

The accompany notes are an integral part of these consolidated financial statements.

WEALTHLINK (CAYMAN) CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in USD)
	Nine months ended
	February 29, 2008	February 28, 2007

Cash Flows From Operating Activities:
Net income	$3,464,687	$2,052,098
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	531,387	253,672

Changes in operating assets and liabilities:
Accounts receivable	(372,186)	(387,132)
Inventory	(1,571,682)	310,766
Advances to suppliers	(1,165,183)	30,468
Employee advances	666,702	9,673
Prepaid expense	(204,902)	(23,751)
Deposit	(49,628)	(349,469)
Accounts payable	(26,599)	(46,807)
Unearned revenue	209,842	(695,155)
Taxes payable	60,274	2,150
Accrued expenses and other payables	(24,876)	12,110

Cash provided by operating activities	1,517,835	1,168,622

Cash Flows From Investing Activities:
Addition (reduction) in Construction in Progress	(1,703,543)	(2,900,338)
Purchase of property and equipment	(1,750,077)	(33,616)

Cash used in investing activities	(3,453,620)	(2,933,954)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	1,000,000	-
Proceeds from short-term loan	1,968,642	-

Cash provided by financing activities	2,968,642	-

Effect of exchange rate changes on cash and cash equivalents	274,246	82,823

Increase (decrease) in cash and cash equivalents	1,307,103	(1,682,509)

Cash and Cash Equivalents - Beginning of the period	456,115	2,557,618

Cash and Cash Equivalents - Ending of the period	$1,763,218	$875,109

Supplemental disclosures of cash flow information:

Interest paid	$-	$-
Income Taxes paid	$4,140	$-

The accompany notes are an integral part of these consolidated financial statements.

WEALTHLINK (CAYMAN) CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Wealthlink (Cayman) Co., Ltd. (the “Company” or “Wealthlink”) was incorporated under the laws of the Cayman Islands on March 27, 2007.  On June 19, 2007, Wealthlink invested $1,000,000 to form a wholly-owned subsidiary, Harbin Mege Union Beauty Management Ltd. (“Mege Union”), a wholly foreign-owned entity (“WFOE”) incorporated under the laws of the People’s Republic of China (the “PRC” or “China”).

Except for Legend SPA Co., which is directly owned and newly operated, the Company has not carried on any other substantive operations of its own. Instead, it had entered certain exclusive agreements with Harbin Daoli Queen Demonstration Beauty Parlor, Harbin Huang Emperor & Golden Gym Club Co. Ltd., Harbin Queen Beauty Demonstration Center and Harbin Queen Beauty Vocational Skill Training School (Collectively, refer to as “Queen Group”). These entities in Queen Group were all organized in the PRC as either limited liability company or sole proprietorship.

The paid-in capital of Queen Group was funded by the majority stockholders of Mege Union. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on August 3, 2007, Mege Union entered into certain exclusive agreements with Queen Group and its stockholders. Pursuant to these agreements, Mege Union provides exclusive consulting and other general business operation services to Queen Group, in return for a consulting services fee which is equal to Queen Group’s revenue. In addition, Queen Group’s shareholders have pledged their equity interest in Queen Group to Mege Union, irrevocably granted Mege Union an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Queen Group and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Mege Union. Through these contractual arrangements. Mege Union has the ability to substantially influence Queen Group’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring stockholders’ approval.

As a result of these contractual arrangements, which obligates Mege Union to absorb a majority of the risk of loss from Queen Group’s activities and enable Mege Union to receive a majority of its expected residual returns, Mege Union accounts for Queen Group as a variable interest entity (“VIE”) under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. Accordingly, Mege Union consolidates Queen Group’s results, assets and liabilities.

Mege Union through its variable interest entity (“VIE”), Queen Group, provides high-end beauty salon services and state-of-the -art fitness trainings.

WEALTHLINK (CAYMAN) CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

1.  DESCRIPTION OF BUSINESS  AND ORGANIZATION (Continued)

Since Mege Union and Queen Group are under common control, the consolidation of Mege Union and Queen Group has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Mege Union and Queen Group had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary, Mege Union, and its variable interest entity, Queen Group. All significant inter-company transactions and balances between the Company, its subsidiaries and VIEs are eliminated upon consolidation.

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

WEALTHLINK (CAYMAN) CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. There is no allowance for uncollectible amounts for the periods ended February 29, 2008.

Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include unused purchases and supplies for providing the beauty treatment. No allowance for inventories is considered necessary for the period ended February 29, 2008.

Advances to suppliers

The Company makes advances to certain vendors for inventory purchases and construction projects. The advances to suppliers were $1,176,078 as of February 29, 2008.

Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

For the period ended February 29, 2008, the total accumulated costs involved with construction in progress totaled $1,267,916.

WEALTHLINK (CAYMAN) CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Building & buildings improvement	Over shorter of lease term or 15 years
Machinery and equipment	5 years
Computer, office equipment and furniture	5 years
Automobiles	5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized when the services are provided and the contracts are performed.

Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Income taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. There are no deferred tax amounts at February 29, 2008.

WEALTHLINK (CAYMAN) CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Earnings per share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are 10,000 shares common stock equivalents available in the computation of earnings per share at February 29, 2008.

Foreign currency translation

The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The Company and its VIE maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Company translates its and its VIE’s assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s and its VIE’s financial statements are recorded as accumulated other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. The rate of exchange quoted by the People’s Bank of China at February 29, 2008 was US$1.00 = RMB7.1115. The weighted average translation rate of US$1.00 = RMB7.4432 was applied to nine months income statement for 2008.

WEALTHLINK (CAYMAN) CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New accounting pronouncements

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (FAS) No. 155, Accounting for Certain Hybrid Financial Instruments.  FAS No. 155 replaces FAS No. 133 Accounting for Derivative Instruments and Hedging Activities, and FAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  FAS No. 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This statement will be effective for all financial instruments acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. The Company is currently analyzing whether this new standard will have impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company’s balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006. We do not expect the adoption of SAB 108 to have a material impact on our consolidated results of operations and financial condition.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. This standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 12, 2007, and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating whether the adoption of SFAS157 will have a material effect on our consolidated results of operations and financial condition.

WEALTHLINK (CAYMAN) CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2007, the Financial Accounting Standards Board (‘‘FASB’’) issued Statement of Financial Accounting Standards (‘‘SFAS’’) No. 159, The Fair Value Option for Financial Assets and Financials Liabilities — Including an Amendment of FASB Statement No. 115. This standard permits measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective as of the beginning of the fiscal year that begins after November 15, 2007. The Company is currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on the Company’s financial statements.

3.   PROPERTY AND EQUIPMENT, NET

	February 29, 2008	February 29, 2007
Machinery & Equipment	$1,531,333	$1,382,386
Office Equipment & Furniture	373,226	318,178
Automobiles	84,549	5,038
Buildings and Improvement	7,517,797	136,221
Subtotal	9,506,905	1,841,823
Less: Accumulated Depreciation	(1,677,407)	(870,758)

Construction in progress	1,267,915	3,932,003

Total property & equipment, net	$9,097,413	$4,903,068

Depreciation expense for the nine months ended February 29, 2008 and February 28, 2007 was $635,318 and $280,031 respectively.

WEALTHLINK (CAYMAN) CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

4.  DEPOSIT TO SUPPLIER

The Deposit to Suppliers of $703,087 as of February 29, 2008 represents deposits made to major suppliers. The Company has a long standing business relationship with these companies and in order to maintain these relationships and purchase their products under the most favorable condition, they made these deposits. The Company expects the entire amount will be repaid and accordingly, no allowance has been established.

5.  INCOME TAXES

The Company is a tax exempted company incorporated in the Cayman Islands and conducts all of its business through its subsidiary, Mege Union, and VIE, Queen Group.

Queens Group consists of five individual-owned sole proprietorships, which are generally exempt from paying corporate level income taxes, and one limited liability Company, which was subject to a statutory rate of 27% on its taxable income. For the sole proprietorship, a general business sales taxes are levied on all sole proprietorships at a monthly fixed rate of 5% with a pre-determined taxable income limit varying from store to store.

On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), which is effective from January 1, 2008. Under the new CIT law, the corporate income tax rate applicable to all Companies, including both domestic companies and foreign-invested companies, will be 25%, replacing the current applicable tax rate of 33%. However, companies previously being approved for any income holiday will not be subject to the new enacted tax rate until the holiday runs out.

The provisions for income taxes for nine months ended February 29, 2008 and February 28, 2007 are as follows:

	February 29, 2008	February 29, 2007
Current PRC income tax expense:
Enterprise income tax	$7,675	$588

Taxes payable at February 29, 2008 and February 28, 2007 consisted of the following:

	February 29, 2008	February 29, 2007

Business sales tax payable	$151,741	$46,506
Other	16,653	5,116

Total taxes payable	$168,394	$51,622

WEALTHLINK (CAYMAN) CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

6. SHORT TERM LOAN

On January 29, 2008 the Company signed a Short Term Loan agreement with Shanghai Pudong Development Bank to facility the growth of the Company.  According to that Agreement, Shanghai Pudong Development Bank granted RMB12 million, approximately US $ 2 million, at interest rate of 7.47% per annum on February 4, 2008.  The principle is due on January 28, 2009 and the interest is payable every month.

7. DEFERRED REVENUE

Deferred revenue represents cash received from members, but not yet earned. The summary set forth below of the activity and balances in deferred revenue at February 29, 2008 for nine months then ended. Cash additions include all cash received for membership fees and advance payments for services. Revenue recognized includes all revenue earned during the periods from membership services and other services.

	Balance at May 31, 2007	Cash Additions	Revenue Recognized	Balance at February 29, 2008
Membership fees & advance
payment collected	145,994	9,237,548	(8,855,168)	528,374

Receipts collected & earned
without deferral during period	-	193,119	(193,119)	-
	145,994	9,430,667	(9,048,287)	528,374
Impact of foreign currency
translation			-	(147,075)

			$(9,048,287)	$381,299

8. STOCKHOLDERS’ EQUITY

Upon its inception, the Company is authorized to issue 50,000 shares, $1 par value, of common stock.

On March 27, 2007, the Company issued ten thousand (10,000) share of its common stock to Weihua Zhao for a cash contribution of $1,000,000.  The Company then invested the money to form the wholly-owned subsidiary Mege Union.

As of February 29, 2008, there were 10,000 shares of common stock issued and outstanding.

WEALTHLINK (CAYMAN) CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

9. COMMITMENTS AND CONTINGENCIES

The Company recognizes lease expense on a straight-line basis over the term of the lease in accordance to SFAS.13 “Accounting for leases.” The Company has entered into seven tenancy agreements for the lease of the premises.

 The Company’s commitments for minimum rental payments under these lease agreements are as follows:

As of period ending February 28,

2008	$ 881,127
2009	585,885
2010	399,898
2011	213,911
2012	51,214
2013	9,186
Total	$1,613,921

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Harbin Mege Union Beauty Management Ltd.
Harbin, PRC

We have audited the accompanying consolidated balance sheets of Harbin Mege Union Beauty Management Ltd. as of May 31 2007 and 2006 and the related consolidated statements of income and other comprehensive income, changes in stockholder’s equity, and cash flows for each of the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbin Mege Union Beauty Management Ltd. as of May 31, 2007 and 2006 and the results of its operations, changes in stockholder’s equity, and cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Bagell Josephs, Levine & Company, LLC
Bagell Josephs, Levine & Company, LLC
Marlton, New Jersey

August 5, 2007
Updated January 28, 2008

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
CONSOLIDATED BALANCE SHEETS
(In USD)

	May 31, 2007	May 31, 2006

ASSETS
Current assets:
Cash & cash equivalents	$456,115	$2,557,618
Accounts receivable	334,692	11,147
Inventories	390,223	514,039
Advances to supplier	857,757	54,629
Employee advances	35,684	18,329
Prepaid expense	51,841	49,452
Total Current Assets	2,126,312	3,205,214

Property, plant and equipment, net	5,612,605	2,094,545

Other Assets
Deposit to supplier	659,993	329,875

Total Assets	8,398,910	5,629,634

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	32,420	46,807
Unearned revenue	171,457	804,337
Taxes payable	108,120	49,472
Accrued expenses and other payables	43,565	10,226
Total Current Liabilities	355,562	910,842

Shareholder's Equity
Capital	153,579	153,579
Accumulated other comprehensive income	408,136	103,140
Retained earnings	7,481,634	4,462,073
Total Shareholders' Equity	8,043,349	4,718,792

Total Liabilities and Shareholders' Equity	$8,398,910	$5,629,634

The accompany notes are an integral part of these consolidated financial statements.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(In USD)

	Twelve months ended
	May 31, 2007	May 31, 2006

Net Sales	$7,393,572	$5,736,481

Cost of Sales	(1,735,376)	(2,014,909)

Gross Profit	5,658,196	3,721,572

Operating Expenses
Selling, general and administrative	(2,694,681)	(1,591,644)

Income (loss) from Operations	2,963,515	2,129,928

Other Revenues and Gains
Other operating income	23,250	375
Non-operating income	35,820	2,129
Non-operating expense	(2,289)	(278)
Total other income and (expense)	56,781	2,226

Income Before Income Taxes	3,020,296	2,132,154

Provision for Income Taxes	(735)	(870)

Net Income	$3,019,560	$2,131,284

Other Comprehensive Income
Foreign Currency translation adjustment	304,996	98,662

Comprehensive Income	$3,324,556	$2,229,946

Basic and diluted income per common share	$2.32	$1.64

Weighted average number of common shares	1,300,000	1,300,000

The accompany notes are an integral part of these consolidated financial statements.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME
(In USD)

		Accumulated Other		Total
	Capital	Comprehensive	Retained	Shareholders'
		Income	Earnings	Equity

Balance at May 31, 2005	$153,579	$4,478	$2,330,789	$2,488,846

Net income			2,131,284	2,131,284

Other Comprehensive income, net of tax		98,662		98,662
Foreign currency translation adjustment

Balance at May 31, 2006	153,579	103,140	4,462,073	4,718,792

Net income			3,019,560	3,019,560

Other Comprehensive income, net of tax		304,996		304,996
Foreign currency translation adjustment

Balance at May 31, 2007	$153,579	$408,136	$7,481,634	$8,043,349

The accompany notes are an integral part of these consolidated financial statements.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In USD)

	Twelve months ended
	May 31, 2007	May 31, 2006

Cash Flows From Operating Activities:
Net income	$3,019,560	$2,131,284
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	412,307	319,922

Changes in operating assets and liabilities:
Accounts receivable	(323,545)	71,521
Inventories	123,816	406,091
Advances to suppliers	(803,128)	4,276
Employee advances	(17,355)	(18,310)
Prepaid expense	(2,389)	574
Deposit to supplier	(330,118)	(300,038)
Accounts payable	(14,387)	46,807
Taxes payable	58,648	48,147
Unearned revenue	(632,880)	(494,197)
Accrued expenses and other payables	33,339	10,170

Cash provided by operating activities	1,523,868	2,226,247

Cash Flows From Investing Activities:
Additions in Construction in Progress	(3,708,397)	(988,615)
Purchase of property and equipment	(35,884)	(74,929)

Cash used in investing activities	(3,744,281)	(1,063,544)

Effect of exchange rate changes on cash and cash equivalents	118,911	56,577

Increase (decrease) in cash and cash equivalents	(2,101,503)	1,219,280

Cash and Cash Equivalents - Beginning of the period	2,557,618	1,338,338

Cash and Cash Equivalents - Ending of the period	$456,115	$2,557,618

Supplemental disclosures of cash flow information:

Interest paid
Income Taxes paid	$754	$-

The accompany notes are an integral part of these consolidated financial statements.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007 AND 2006

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Harbin Mege Union Beauty Management Ltd. (the “Company” or “Mege Union”) was incorporated under the laws of the People’s Republic of China (the “PRC” or “China”) on June 19, 2007 as a wholly foreign-owned subsidiary of Wealthlink (Cayman) Co., Ltd.

Mege Union has not carried on any substantive operations of its own, except for the entering of certain exclusive agreements with Harbin Daoli Queen Demonstration Beauty Parlor, Harbin Huang Emperor & Golden Gym Club Co. Ltd., Harbin Queen Beauty Demonstration Center and Harbin Queen Beauty Vocational Skill Training School (Collectively, refer to as “Queen Group”). These entities in Queen Group were all organized in the PRC as either limited liability company or sole proprietorship.

The paid-in capital of Queen Group was funded by the majority stockholders of Mege Union. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on August 3, 2007, Mege Union entered into certain exclusive agreements with Queen Group and its stockholders. Pursuant to these agreements, Mege Union provides exclusive consulting and other general business operation services to Queen Group, in return for a consulting services fee which is equal to Queen Group’s revenue. In addition, Queen Group’s shareholders have pledged their equity interest in Queen Group to Mege Union, irrevocably granted Mege Union an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Queen Group and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Mege Union. Through these contractual arrangements. Mege Union has the ability to substantially influence Queen Group’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring stockholders’ approval.

As a result of these contractual arrangements, which obligates Mege Union to absorb a majority of the risk of loss from Queen Group’s activities and enable Mege Union to receive a majority of its expected residual returns, Mege Union accounts for Queen Group as a variable interest entity (“VIE”) under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. Accordingly, Mege Union consolidates Queen Group’s results, assets and liabilities.

Mege Union through its variable interest entity (“VIE”), Queen Group, provides high-end beauty salon services and state-of-the -art fitness trainings.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007 AND 2006

1.  DESCRIPTION OF BUSINESS  AND ORGANIZATION (Continued)

Since Mege Union and Queen Group are under common control, the consolidation of Mege Union and Queen Group has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Mege Union and Queen Group had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the financial statements of Mege Union, and its variable interest entity, Queen Group. All significant inter-company transactions and balances between the Company and VIEs are eliminated upon consolidation.

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007 AND 2006

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. There is no allowance for uncollectible amounts for the years ended May 31, 2007 and 2006.

Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include unused purchases and supplies for providing the beauty treatment. No allowance for inventories is considered necessary for the years ended May 31, 2007 and 2006.

Advances to suppliers

The Company makes advances to certain vendors for inventory purchases. The advances to suppliers were $857,757 and $54,629 as of May 31, 2007 and 2006, respectively.

Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

For the years ended May 31, 2007 and 2006, the total accumulated costs involved with construction in progress totaled $788,915 and $1,023,073, respectively.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007 AND 2006

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Building & buildings improvement	Over shorter of lease term or 15 years
Machinery and equipment	5 years
Computer, office equipment and furniture	5 years
Automobiles	5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized when the services are provided and the contracts are performed.

Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Income taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. There are no deferred tax amounts at May 31, 2007 and 2006, respectively.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007 AND 2006

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Earnings per share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are 1,300,000 shares common stock available in the computation of earnings per share at May 31, 2007 and 2006.

Foreign currency translation

The Company’s functional currency is Chinese Renminbi (“RMB”) but uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The Company and its VIE maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Company translates its and its VIE’s assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s and its VIE’s financial statements are recorded as accumulated other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. The rate of exchange quoted by the People’s Bank of China on May 31, 2007 and 2006 was US$1.00 = RMB7.6516 and RMB8.0215, respectively. The weighted average translation rate of US$1.00 = RMB7.8464 was applied to income statement accounts.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007 AND 2006

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New accounting pronouncements

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (FAS) No. 155, Accounting for Certain Hybrid Financial Instruments.  FAS No. 155 replaces FAS No. 133 Accounting for Derivative Instruments and Hedging Activities, and FAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  FAS No. 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This statement will be effective for all financial instruments acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. The Company is currently analyzing whether this new standard will have impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company’s balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006. We do not expect the adoption of SAB 108 to have a material impact on our consolidated results of operations and financial condition.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. This standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 12, 2007, and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating whether the adoption of SFAS157 will have a material effect on our consolidated results of operations and financial condition.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007 AND 2006

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2007, the Financial Accounting Standards Board (‘‘FASB’’) issued Statement of Financial Accounting Standards (‘‘SFAS’’) No. 159, The Fair Value Option for Financial Assets and Financials Liabilities — Including an Amendment of FASB Statement No. 115. This standard permits measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective as of the beginning of the fiscal year that begins after November 15, 2007. The Company is currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on the Company’s financial statements.

3.   PROPERTY AND EQUIPMENT, NET

	For the years ended May 31,
	2007	2006

Machinery & Equipment	$1,456,744	$1,372,678
Office Equipment & Furniture	265,813	235,346
Automobiles	5,097	4,862
Buildings and Improvement	4,138,126	49,313
Subtotal	5,865,780	1,662,199
Less: Accumulated Depreciation	(1,042,089)	(590,727)

Construction in progress	788,915	1,023,073

Total property & equipment, net	$5,612,606	$2,094,545

Depreciation expenses for the years ended May 31, 2007 and 2006 were $412,307 and $319,922, respectively.

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007 AND 2006

4.  DEPOSIT TO SUPPLIER

The Deposit to Supplier of $659,993 and $329,875 as of May 31, 2007 and May 31, 2006, respectively are deposit the company made to a major supplier. The Company has a long standing business relationship with this supplier and in order to maintain the relationship and be entitled to enjoy the most preferential treatment, they made these deposits. The Company is entitled to receive the full amount of deposit back whenever it decides to terminate the business relationship.  No allowance has been established due to the nature of the deposit.

5.  INCOME TAXES

Queens Group consists of five individual-owned sole proprietorships, which are generally exempt from paying corporate level income taxes, and one limited liability company, which is subject to a statutory rate of 27% on its taxable income. For the sole proprietorship, a general business sales tax is levied on all sole proprietorships at a monthly fixed rate of 5% with a pre-determined taxable income limit varying from store to store.

The provisions for income taxes for the years ended May 31, 2007 and 2006 are as follows:

	2007	2006
Current PRC income tax expense:
Enterprise income tax	$735	$870

Taxes payable at May 31, 2007 and 2006 consisted of the following:
	2007	2006

Business sales tax payable	$97,404	$44,570
Other	10,716	4,902

Total taxes payable	$108,120	$49,472

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007 AND 2006

6. DEFERRED REVENUE

Deferred revenue represents cash received from members, but not yet earned. The summary set forth below of the activity and balances in deferred revenue at May 31, 2007 and 2006 and for the years then ended. Cash additions include all cash received for membership fees and advance payments for services. Revenue recognized includes all revenue earned during the periods from membership services and other services.

	Balance at May 31, 2006	Cash Additions	Revenue Recognized	Balance at May 31, 2007
Membership fees & advance payments collected	$804,337	$5,988,212	$(6,646,555)	$145,994
Receipts collected and earned without deferral during period	-	747,017	(747,017)	-
			(7,393,572)	145,994
Impact of foreign currency translation			-	25,463
			$(7,393,572)	$171,457

	Balance at May 31, 2005	Cash Additions	Revenue Recognized	Balance at May 31, 2006
Membership fees & advance payments collected	$1,298,534	$4,983,606	$(5,515,331)	$766,809
Receipts collected and earned without deferral during period	-	221,150	(221,150)	-
			(5,736,481)	766,809
Impact of foreign currency translation			-	37,528
			$(5,736,481)	$804,337

HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007 AND 2006

7. STOCKHOLDERS’ EQUITY

The Company’s registered capital is RMB 1,300,000, equivalent of US$153,579, contributed by the majority stockholders of Mege Union. The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records. For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB contributed. Accordingly, there were total 1,300,000 shares issued and outstanding for the years ended May 31, 2007 and 2006.

8. COMMITMENTS AND CONTINGENCIES

The Company recognizes lease expense on a straight-line basis over the term of the lease in accordance to SFAS.13 “Accounting for leases.” The Company has entered into six tenancy agreements for the lease of the premises.

 The Company’s commitments for minimum rental payments under these lease agreements are as follows:

For the year ended May 31,
2008	$202,124
2009	128,560
2010	110,843
2011	110,843
2012	82,677
2013	42,042
$677,089

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                          9. CURRENT VULNERABIULITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The future profitability of the Company is dependent upon the Company's abilities to secure service contracts and maintain the operating expense at a competitive level.

AMERICAN BUSINESS HOLDING CORPORATION AND SUBSIDIARIES

INTRODUCTION TO UNAUDITIED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

On April 2, 2008, American Business Holding Corporation and Subsidiaries (“The Company”) signed a Share Exchange Agreement with Wealthlink (Cayman) Co., Ltd. (“Wealthlink”) and shareholders of Wealthlink, whereby, the Company agrees to acquire all of the issued and outstanding capital stock of Wealthlink, in exchange for 13,300,000 shares of the Company’s Common Stock. Wealthlink is the parent to Harbin Mege Union Beauty Management Ltd. (“Mege Union”), a wholly foreign-owned entity (“WFOE”) incorporated under the laws of the People’s Republic of China (the “PRC” or “China”).
Immediately prior to the closing of the Share Exchange Agreement, The Company has completed a spin-off sale of its net assets to Tissakin Ltd. in consideration for the transfer to the Company of 80,000,000 shares of Common Stock.

The acquisition will be accounted for as a reverse merger under the purchase method of accounting since there was a change of control. Accordingly, Wealthlink will be treated as the continuing entity for accounting purposes.

The accompanying unaudited pro forma condensed consolidated balance sheet has been presented with consolidated subsidiaries at December 31, 2007. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2007 has been presented as if the acquisition had occurred January 1, 2007.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

AMERICAN BUSINESS HOLDING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007

ASSETS
	American Business				(1) Pro
	Holding Corporation	Wealthlink	Adjustments	Notes	Forma

Current Assets
Cash and cash equivalents	$1,881,917	$897,635	$(1,881,917)	a	$897,635
Accounts Receivable	1,786,691	685,812	(1,786,691)	a	685,812
Inventory	1,275,197	500,631	(1,275,197)	a	500,631
Advances to vendors	-	1,881,754			1,881,754
Other receivables	-	685,439			685,439
Prepaid expense	-	123,516			123,516
Advances to Employees	-	238,669			238,669

Total current assets	4,943,805	5,013,457			5,013,457

Property and Equipment, Net	20,638,394	7,772,503	(20,638,394)	a	7,772,503

TOTAL ASSETS	$25,582,199	$12,785,960			$12,785,960

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$-	$5,674			$5,674
Unearned revenue	-	304,703			304,703
Taxes payable	-	136,107			136,107
Accrued liabilities & other payables	10,628	37,844	(10,628)	a	37,844
Short term loan	-	274,175			274,175

Total current liabilities	10,628	758,503			758,503

OTHER LIABILITIES
Customer deposit	1,639	-			1,639

TOTAL LIABILITIES	12,267	758,503			760,142

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock, $.001 par value; 10,000,000 shares authorized;
zero shares issued and outstanding	-	-			-

Common stock, $0.001 Par value; 500,000,000 shares
authorized; 82,000,000 shares issued and outstanding;	82,000	-			82,000

Common stock, $1 par value, 50,000 shares authorized,
10,000 shares issued and outstanding as of December 31, 2007	-	10,000	(10,000)	b	-

Additional paid-in capital	22,958,000	1,143,579	(23,031,639)	a,b	1,069,940

Accumulated other comprehensive income	-	966,062			966,062

Retained earnings	2,529,932	9,907,815	(2,529,932)	a,b	9,907,815

Total stockholders' equity (deficit)	25,569,932	12,027,456			12,025,817

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$25,582,199	$12,785,960			$12,785,960

(1) Represents reverse acquisition showing assets and liabilities of Wealthlink only.

AMERICAN BUSINESS HOLDING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	American Business				Pro
	Holding Corporation	Wealthlink	Adjustments	Notes	Forma

REVENUES	$5,231,960	$9,615,798	$(5,231,960)	a	$9,615,798

COST OF GOODS SOLD	4,412,985	2,942,043	(4,412,985)	a	2,942,043

GROSS PROFIT	818,975	6,673,755			6,673,755

OPERATING EXPENSES
Selling, general and administrative expenses	627,740	2,976,480	(627,740)	a	2,976,480

NET INCOME (LOSS) FROM OPERATIONS	191,235	3,697,275			3,697,275

OTHER INCOME (EXPENSE)	-	40,714	-		40,714

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	191,235	3,737,988			3,737,988

PROVISION FOR INCOME TAX	59,467	3,742	(59,467)	a	3,742

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$131,768	$3,734,246			$3,734,246

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$0.002	$373.425	$(373.38)	b	$0.046

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES	82,000,000	10,000			82,000,000

AMERICAN BUSINESS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2007 and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2007 to reflect the acquisition of Wealthlink by American Business Holding Corporation:

a.	To record the spin-off of the Company’s assets and liabilities prior to the reverse acquisition.

b.	These adjustments reflect the recapitalization of the Company as a result of the transactions related to the share exchange.